Exhibit 10.74

Apache Corporation

Amendment of 2014 Performance Program (Business Performance) Award

Recipient Name:	Thomas E. Voytovich (“Recipient”, “Employee,” “you” or “your”)

Company:	Apache Corporation

Amendment:	This is a summary of the amendment of the terms of your conditional grant of Restricted Stock Units (“RSUs”) under the award notice dated February 3, 2014 (the “Award Notice”) subject to the terms of the Apache Corporation 2011 Omnibus Equity Compensation Plan, as amended (the “Plan”) and the 2014 Performance Program Agreement (Business Performance) (the “2014 Agreement”).

You were previously awarded Apache Corporation conditional RSUs in accordance with the terms of the Plan and the 2014 Agreement. In connection with your release from service with the Company effective November 30, 2015 (the “Termination Date”) and the terms of the release and settlement agreement between you and the Company (the “Release Agreement”), for purposes of vesting of the Final Amount of your conditional RSUs determined under the Plan, upon your acceptance of this Amendment, the Company agrees that Final Amount of such outstanding conditional RSUs will continue to vest according to the original schedule and any agreed amendments to said Plan and the 2014 Agreement, provided that such vesting shall occur at such times solely if you are then in compliance with the provisions of the Release Agreement.

Affected Award:	Final Amount of the conditional RSUs under the Award Notice, the 2014 Agreement, and the Plan.

Plan:	Apache Corporation 2011 Omnibus Equity Compensation Plan,

as amended

Acceptance:	Please indicate your acceptance of this Amendment by executing the attached Amendment and returning it to Margery M. Harris. Upon acceptance of this Amendment you will be able to continue to access your account at netbenefits.fidelity.com. By accepting this Amendment, you will have agreed to the terms and conditions set forth in the Amendment and the terms and conditions of the Plan. You also agree to immediately notify Apache Corporation of any future change in your address or other contact information.

Apache Corporation

Amendment of 2014 Performance Program Agreement (Business Performance)

This Amendment to the 2014 Performance Program Agreement (Business Performance) is entered into in connection with the Recipient’s release from service with Apache Corporation (together with its Affiliates, the “Company”) effective November 30, 2015 (the “Termination Date”) and the terms of the release and separation agreement between the Recipient and the Company (the “Release Agreement”) and governs the Final Amount of the conditional award of RSUs under the Plan and the 2014 Agreement, between the Company and the Recipient.

1.	Section 4 of the 2014 Agreement is hereby amended to add a new paragraph at the end thereof, which shall read as follows:

Release Agreement. Notwithstanding the provisions of Section 4 of the 2014 Agreement or the provisions of the Award Notice or the Plan to the contrary, for purposes of vesting of the Final Amount of RSUs, the Recipient shall be deemed to satisfy the conditions for continued vesting of Section 6 of the 2014 Agreement as of the Termination Date, provided that the Recipient remains in compliance with the provisions of the Release Agreement. The Recipient shall immediately notify the Company of any future change in address or other contact information.

2.	The remaining terms of the 2014 Agreement and the Plan shall continue in full force and effect except as provided in the controlling Apache Corporation Employee Release and Settlement Agreement between Recipient and Apache Corporation.

3.	This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.	If any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

IN WITNESS HEREOF the parties have caused this Amendment to be executed, agreed, and accepted, effective as of November 30, 2015.

APACHE CORPORATION		THOMAS E. VOYTOVICH, RECIPIENT

By:	/s/ Margery M. Harris	By:	/s/ Thomas E. Voytovich
	Margery M. Harris		Thomas E. Voytovich
Executive Vice President,
Human Resources

ATTEST:

/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary

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